DEBT SETTLEMENT AGREEMENT

THIS DEBT SETTLEMENT AGREEMENT (the “Agreement”) is made as of the 11th day of January, 2018

AMONG:

Louis Feld, with an address at

(the "Holder")

AND:

LITHIUM EXPLORATION GROUP, INC., a Nevada
corporation with offices at 4635 S Lakeshore Dr. Tempe, AZ
85282

(the "Company")

WHEREAS:

A.	The Company and the Holder have entered into a Securities Purchase Agreement dated

February 6, 2015(the “SPA”) pursuant to which the Company has issued to the Holder a Convertible Promissory Note dated February 6, 2015 in the aggregate principal amount of $88,500 (the “Note”).

B.

Further to the occurrence of certain “Events of Default” (as defined in the Note), which have resulted in the temporary inability of the Holder to exercise its right of conversion, certain penalties have accrued pursuant to the Note, the amount of which remains in dispute;

C.

As at the date hereof, the Company is indebted to the Holder in the principal amount of approximately US$25,000 pursuant to the Terms of the SPA and the Note, plus accrued and unpaid interest, and penalties in the aggregate amount of $250,000 (collectively the

“Debt”);

D.

The Holder and the Company have determined that it is in their mutual best interest to settle Debt, and any and all claims related to the SPA and the Note, on the terms and conditions set out in this Agreement.

NOW THEREFORE THIS DEBT SETTLEMENT AGREEMENT WITNESSETH that in consideration of the mutual covenants and agreements contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.

Upon the terms and subject to the conditions set forth herein, the Holder agrees to accept, in full consideration and settlement of all outstanding principal, accrued and unpaid interest, penalties, and claims in relation to the Note and SPA, the aggregate sum of $124,996 (the “Settlement Amount”).

2.	The Settlement Amount shall be payable to the Holder as follows:

a.

$25,000 shall be payable in cash (“Initial Payment”) within 45 days from the date of this Agreement (“Cash Payment Date”), if the Initial Payment is not paid to Holder on or before the Payment Date, then Holder will be entitled to convert the Initial Payment amount into common stock at anytime in accordance with the conversion provisions set forth in Section 2 b. below;

b.

$99,996 shall be payable in common shares (the “Settlement Shares”) of the Company, payable in six equal and consecutive monthly installments (“Monthly Installments”) of $16,666(“Installment Payment Amount”), calculated in accordance with the conversion provisions of the Note (but without regard to the default or penalty provisions thereof) on the first trading day of each month beginning January, 2018, and deliverable within 4 business days thereafter (“Share Delivery Date”). Notwithstanding the foregoing, the first two Installment Payment Amounts shall be paid to Holder in January 2018 and payment of the remaining four monthly installments shall commence on February 1, 2018. For clarity, each monthly installment shall consist of a number of common shares calculated by dividing $16,666 (the “Conversion Amount”) by the Conversion Price (as defined in the Note) that is the lower of (i) 65% of the lowest reported sale price of the Company’s common stock for the 20 trading days immediately prior to February 3, 2015 or (ii) 65% of the lowest reported sale price of the Company’s common stock for the 20 days prior the applicable conversion date. In the event that the number of shares to be issued to Holder on any conversion exceeds 4.9% of the number of issued and outstanding shares of the Company’s common stock, the conversion shall be limited to 4.9% and the remaining unconverted Installment Payment Amount shall be paid to the Holder in cash on or before the Share Delivery Date related to such conversion.

c.

Notwithstanding above Section 2 b., (i) in the event that the Company is unable to issue all or any portion of the Settlement Shares payable to the Holder from time to time, whether by reason of insufficient authorized capital, court order, or otherwise, or (ii) the Holder is unable to deposit any of the Settlement Shares with a brokerage firm for resale as a result of the Company failing to maintain its current reporting status with the Securities and Exchange Commission, then the Company shall pay each Installment Payment Amount in cash on or before the Share Delivery Date related to each such Monthly Installment.

3.

Holder’s Releases. Except for the obligations imposed by and arising from this Agreement, and effective upon Holder’s receipt of all of Initial Payment and each of the Installment Payments, Holder and each of his successors and assigns (collectively, the

“Holder Releasors”), shall release and discharge the Company and its directors, officers, agents, affiliates, parents, subsidiaries, successors, related parties and counsel (the “Company Released Parties”) of and from any and all liability for claims, demands, controversies, liabilities, damages, debts, obligations, costs, expenses, attorneys’ fees, and causes of action of any kind and nature, in law or in equity, whether known or unknown, or any acts, matters or omissions, claims, rights, causes of action, actions, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, obligations, costs, expenses, attorneys’ fees, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, executions and demands whatsoever, in law, admiralty or equity, whether known or unknown, which they ever had, now have or hereafter can, shall or may have for, upon, or by reason of any matter, cause or thing whatsoever from the beginning of the world to the date of this Agreement. Upon Holder’s receipt of the Initial Payment and all of the Monthly Installment payments, the Holder Releasors agree to be permanently and finally enjoined from commencing or prosecuting any actions or other proceedings, asserting any and all such claims either directly, indirectly, representatively, derivatively, or in any other capacities against the Company Released Parties hereunder as it relates to the Note and the SPA

4.

Company’s Releases. Except for the obligations imposed by and arising from this Agreement and effective upon payment of the Initial Payment and each of the Monthly Installment payments, the Company and all of its current and former successors, predecessors, affiliated entities, parents, subsidiaries, successors, related parties, and all parties acting in concert with the Company (collectively, the “Company”), shall release and discharge the Holder Releasors and its counsel (collectively, the “Holder Released Parties”), of and from any and all liability for claims, demands, controversies, liabilities, damages, debts, obligations, costs, expenses, attorneys’ fees, and causes of action of any kind and nature, in law or in equity, whether known or unknown, or any acts, matters or omissions, claims, rights, causes of action, actions, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, obligations, costs, expenses, attorneys’ fees, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, executions and demands whatsoever, in law, admiralty or equity, whether known or unknown, which they ever had, now have or hereafter can, shall or may have for, upon, or by reason of any matter, cause or thing whatsoever from the beginning of the world to the date of this Agreement. Upon payment of the Initial Payment and all of the Monthly Installment payments, the Company Releasors agree to be permanently and finally enjoined from commencing or prosecuting any actions or other proceedings, asserting any and all such claims either directly, indirectly, representatively, derivatively, or in any other capacities against the Holder Released Parties hereunder.

5.

Warranties and Representations. Other than as set forth in this Agreement, no Party has received nor relied upon any oral or written representation, statement or communication of any other party or party representative regarding any past or present fact, circumstance, condition, state of affairs, legal effect, or promise of future action. Each Party has been represented by counsel of its choice in negotiating, preparing and executing this Agreement and its terms.

6.	Notice. Any notice in connection with this Agreement shall be given, by email and by certified mail, to each of the following individuals:

For Holder: Louis Feld
_______________________
_______________________
[_________________].com

For the Company: Alex Walsh, CEO
4635 S Lakeshore Dr Ste 200
Tempe, AZ 85282
aw@lithiumexplorationgroup.com

7.

No Admission of Liability. This Agreement is entered into as a good faith compromise among the Parties for the complete and final settlement of any and all claims, disputes and causes of action among them. By this settlement, no Party admits liability to any other Party in any respect (other than the obligations set forth in this Agreement), or makes any admission as to factual or legal contentions relating to the matters settled herein.

8.

No Assignment or Transfer. The Parties warrant and represent to each other that none of them has heretofore assigned or transferred to any person not a party to this Agreement any claims that are subject to the Releases referenced herein or any portion thereof and each shall defend, indemnify, and hold harmless the other from and against any claim

(including the payment of attorneys’ fees and costs actually incurred whether or not litigation is commenced) based on or in connection with or arising out of any such assignment or transfer made, purported, or claimed.

9.

Jointly Drafted. This Agreement shall be treated as jointly drafted, and will not be construed against any Party as drafter. This Agreement provides no rights to any third party except to the extent expressly set forth herein.

10.

Entire Agreement. This Agreement constitutes the entire agreement among the Parties on the subjects addressed herein. No supplement, modification, amendment, waiver or termination of this Agreement shall be binding unless executed in writing by the Parties to be bound thereby. No contrary or supplementary oral agreement shall be admissible in a court to contradict, alter, supplement, or otherwise change the meaning of this Agreement. The Parties acknowledge and expressly agree that the provisions of this Agreement are fair, adequate and reasonable, are fully satisfactory to each of them, and are not unconscionable to their respective best interests as they perceive those interests.

11.

Execution in Counterparts. This Agreement may be executed in any number of counterparts each of which, when executed and delivered, shall be deemed an original and all of which together shall constitute but one and the same agreement. The signatories executing this Agreement represent and warrant that they are authorized to execute this Agreement on behalf of the Parties and entities for whom they sign and in the capacities set forth below. Signatures obtained by facsimile, email in PDF or similar format, or other electronic means shall be deemed to be original signatures.

12.

Company Default; Attorneys’ Fees and Costs. In the event that the Company fails to make any of the payments or deliver the shares to Holder as set forth in Section 2 above in accordance with the timeframes set forth therein for the Initial Payment or delivery of shares (“Payment Default”), the Company agrees that it shall be liable to pay the Holder the full amount of the Debt, less any payments made to Holder in accordance with this Agreement. The Company shall have one (1) business day to remedy any such Payment Default after its email receipt of notice of a Payment Default (such e-mail notice to be deemed delivered to the Company when sent by Holder to the e-mail address set forth in Section 6 above for the Company). The Company agrees that in any action to enforce this Agreement arising from a Payment Default, if Holder prevails in such action, the Company shall be required to pay Holder’s reasonable fees and costs, including attorney’s fees.

13.

Governing Law; Venue; Service. This Agreement is to be governed by the laws of the State of New Jersey without regard to principles of conflicts of law. Venue shall be exclusively in the courts located in Newark, New Jersey. In addition to any other method of service allowed under applicable law, the Parties consent to service of any papers in connection with this Agreement through the method provided in Paragraph 6 of this Agreement.

IN WITNESS WHEREOF the parties hereto have hereunto executed this Debt Settlement Agreement by its officers duly authorized on their behalf effective as of the day and year first above written.

Louis Feld

LITHIUM EXPLORATION GROUP, INC.

Name: Alex Walsh
Title: CEO & Director